EXHIBIT 10.25

UNANIMOUS WRITTEN CONSENT
OF BOARD OF DIRECTORS OF GREYSTONE LOGISTICS, INC.
 IN LIEU OF SPECIAL MEETING

May 5, 2012

The undersigned, being all of the members of the Board of Directors (the “Board”) of Greystone Logistics, Inc., an Oklahoma corporation (the “Corporation”), do hereby authorize, approve and adopt the following resolution and consent that such actions hereby authorized and taken may be taken without a meeting of the Board, and shall have the same force and effect as if adopted and taken at a special meeting of the Board, duly convened and held on the effective date of this Consent, at which all members of the Board were present and voted in favor of such actions, and the actions adopted and taken hereby shall be in lieu of holding such special meeting of the Board:

RESOLVED, that the Corporation’s Amended and Restated Stock Option Plan (the “Stock Plan”) be, and it hereby is, extended for another 10 years past its expiration date to May 11, 2022, and that the number of shares of common stock in respect of which options may be granted under the Stock Plan is increased to 2,500,000.

EXECUTED as of the date first written above.

/s/ Warren F. Kruger
Warren F. Kruger, Director

/s/ Robert B. Rosene, Jr.
Robert B. Rosene, Jr., Director

/s/ Larry J. LeBarre
Larry J. LeBarre, Director

CONSENTED AND AGREED TO by the undersigned holders of the Corporation’s Series 2003 Cumulative Convertible Senior Preferred Stock.

/s/ Warren F. Kruger
Warren F. Kruger

/s/ Robert B. Rosene, Jr.
Robert B. Rosene, Jr.